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Exhibit 99.1

FOR IMMEDIATE RELEASE December 26, 2001	FOR INFORMATION, CONTACT: Investors: Geoff Sage, CFO (702) 896-7568 Media: Howard Stutz, Corporate Communications (702) 616-4289

ANCHOR GAMING ENTERS INTO AGREEMENT
WITH PALA BAND OF MISSION INDIANS AND JEROME H. TURK
Under Agreement, Mr. Turk will acquire the company that manages the Pala Casino

    [LAS VEGAS]—International Game Technology (NYSE: IGT) and Anchor Gaming (NASDAQ National Market: SLOT) today reported that Anchor Gaming has entered into an agreement with the Pala Band of Mission Indians (the "Tribe") and Jerome H. Turk, an independent gaming entrepreneur and operator, to surrender its portion of the management agreement for the Pala Casino in San Diego, California. Upon completion of the transaction, which is expected prior to January 31, 2002, Mr. Turk will become the sole owner of the management company that has the management contract for the Pala Casino. Under the previous Pala Casino management arrangement, Mr. Turk was personally responsible for management of the Casino. Therefore, there will be no change in the operations of the facility. The Tribe will pay Anchor $77 million, consisting of $14 million payable in cash at the closing, and $63 million payable by delivery of a subordinated secured promissory note.

    Anchor Gaming is a diversified technology company with operations around the world. Anchor operates in three complementary business segments: gaming machines, gaming operations and gaming systems. The gaming machine segment focuses on the development and placement of unique proprietary games. The gaming operations segment operates a Native American casino near San Diego, two casinos in Colorado, and manages a gaming-machine route in Nevada. The gaming systems segment provides equipment, and related services to on-line lotteries, video lotteries, and pari-mutuel organizations. Anchor Gaming has equipment and systems in operation in the United States, Canada, Australia, Asia, Europe, South America, South Africa, and the West Indies. Additional information on Anchor Gaming can be found on the company's website at www.anchorgaming.com.

    This press release contains certain forward-looking statements regarding Anchor Gaming within the meaning of section 21e of the Securities Exchange Act of 1934, as amended and other applicable securities laws. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions. Included in these provisions are any projections or estimates of earnings, revenues, or other financial items; any statements of plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements. Although Anchor Gaming believes that the expectations reflected in any of its forward-looking statements will prove to be correct, actual results could differ materially from those projected or assumed in Anchor Gaming's forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may not meet our projected financial results; risks of proprietary games such as pressures from competitors, changes in economic conditions, obsolescence, declining popularity of existing games, failure of new game ideas or concepts to become popular, duplication by third parties and changes in interest rates as they relate to the wide area progressive machine operations; general changes in economic conditions; our ability to improve results of operations in our gaming systems segment; reduced lottery sales in lottery jurisdictions where AWI has lottery contracts; our ability to keep or renew existing lottery contracts; competition in Colorado that could adversely affect our Colorado casinos; our ability to generate sales of new video lottery central control systems and video lottery terminals; we are subject to adverse determination in pending litigation with Acres Gaming relative to our proprietary games' intellectual property; we have obligations under agreements with the Pala Band of Mission Indians that subject us to joint venture risk, construction risk and sovereign immunity risk; risk that initial results from the Pala Casino cannot be sustained over the long-term; and other factors described from time to time in Anchor Gaming's reports filed with the Securities and Exchange Commission, including Anchor's Form 10-K for the year ended June 30, 2001, Form 10-Q for the quarter ended September 30, 2001 and the merger joint proxy statement/prospectus dated November 14, 2001. These reports and proxy statement may be obtained free of charge at the website of the Securities and Exchange Commission at http://www.sec.gov.

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ANCHOR GAMING ENTERS INTO AGREEMENT WITH PALA BAND OF MISSION INDIANS AND JEROME H. TURK Under Agreement, Mr. Turk will acquire the company that manages the Pala Casino